Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 5 TO AMENDED AND
RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 28, 2009 (this “Amendment”), is by and among MANITOWOC FUNDING, LLC, as Seller, THE MANITOWOC COMPANY, INC., as Servicer, HANNOVER FUNDING COMPANY LLC, as Purchaser, and NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent.

WHEREAS, the parties hereto are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, concurrently herewith and pursuant to that certain Joinder Agreement, dated as of the date hereof, Frymaster L.L.C. (“Frymaster”), a Louisiana limited liability company, is becoming party to the Purchase and Sale Agreement, as an Originator thereunder (the “Frymaster Joinder”);

WHEREAS, concurrently herewith and pursuant to that certain Joinder Agreement, dated as of the date hereof, Welbilt Walk-Ins, LP (“Welbilt”), a Delaware limited partnership, is becoming party to the Purchase and Sale Agreement, as an Originator thereunder (the “Welbilt Joinder” and together with the Frymaster Joinder, collectively, the “Joinder Agreements”);

WHEREAS, concurrently herewith the Seller, the Servicer, the Agent, the Purchaser and Wachovia Bank, National Association are entering into a Deposit Account Control Agreement (the “Wachovia Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions.  Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2. Amendments.  The Agreement is hereby amended as follows:

(a)           The definition of “Intercreditor Agreement” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Intercreditor Agreement” means the Third Amended and Restated Intercreditor Agreement, dated as of September 28, 2009, among Manitowoc, the Originators, the Seller, the Agent and JPMorgan Chase Bank, N.A., as the same may be amended, supplemented or otherwise modified from time to time.

(b)           Clause (i) of the definition of “Purchase Limit” set forth in Exhibit I to the Agreement is amended by replacing the amount “one hundred five million dollars ($105,000,000)” with “one hundred twenty-five million dollars ($125,000,000)”.

(c)           Schedule II to the Agreement is replaced in its entirety with new Schedule II attached hereto.

SECTION 3. Representations and Warranties.  On the date hereof, each of the Seller and Manitowoc hereby represents and warrants (as to itself) to the Purchaser and the Agent as follows:

(a)           after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;

(b)           after giving effect to this Amendment, the representations and warranties of such Person set forth in the Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c)           this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

SECTION 4. Effectiveness.  This Amendment shall be effective, as of the date hereof, upon receipt by the Agent of the following (in each case, in form and substance reasonably satisfactory to the Agent):

(a)           counterparts of this Amendment duly executed by each of the parties hereto;

(b)           counterparts of the Frymaster Joinder, the Welbilt Joinder, the Intercreditor Agreement (as defined in Section 2(a) above), and the Wachovia Agreement, in each case, duly executed by each of the parties thereto;

(c)           an executed copy of a letter from JPMorgan Chase Bank, N.A. to Manitowoc confirming that the transactions contemplated by the Transaction Documents constitute a “Permitted Securitization” under the Credit Agreement; and

(d)           opinions of counsel to the Seller and each Originator regarding certain corporate, enforceability, security interests and bankruptcy matters in form and substance acceptable to the Agent and customary for transactions similar to those contemplated by the Transaction Documents.

SECTION 5. Wachovia Agreement.  The parties hereto acknowledge and agree that no provision of the Wachovia Agreement (including, without limitation, Sections 3(c), 5(b), 5(c), 9(a) or 9(b) thereof) shall limit any obligations or liabilities of the Seller, the Servicer or any Originator to the Purchaser or the Agent under any Transaction Document or under applicable law (including, without limitation, any obligation of the Seller, the Servicer or any Originator to indemnify the Purchaser or the Agent for payments made by them under the Wachovia Agreement). For the avoidance of doubt, the Purchaser hereby appoints and authorizes the Agent

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as its agent under the Wachovia Agreement with full power and authority to exercise all rights of the Purchaser thereunder on the Purchaser’s behalf.

SECTION 6. Miscellaneous.  The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby, unless otherwise expressly stated. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which then taken together shall constitute one and the same Amendment. This Amendment may be executed by facsimile or delivery of a “.pdf’ copy of an executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflict of laws provisions thereof) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

MANITOWOC FUNDING, LLC,
as Seller

By:	/s/ Maurice D. Jones
Name:	Maurice D. Jones
Title:	Director

Amendment No. 5 to Amended and Restated

Receivables Purchase Agreement

THE MANITOWOC COMPANY, INC.,
as Servicer

By:	/s/ Maurice D. Jones
Name:	Maurice D. Jones
Title:	Senior Vice President, General Counsel & Secretary

Amendment No. 5 to Amended and Restated

Receivables Purchase Agreement

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

By:	/s/Edward M. Weber
Name:	Edward M. Weber
Title:	Director

By:	/s/ Heruy Dawit
Name:	Heruy Dawit
Title:	Director

Amendment No. 5 to Amended and Restated

Receivables Purchase Agreement

HANNOVER FUNDING COMPANY LLC, as Purchaser

By:	/s/ Damian Perez
Name:	Damian Perez
Title:	Vice-President

Amendment No. 5 to Amended and Restated

Receivables Purchase Agreement